SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:

December 3, 2004
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)

02370
(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURE
EX-99.1 PRESS RELEASE

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 1, 2004 Independent Bank Corp. (the “Company”) entered into an On-Site Outsourcing Agreement (the “Core Processing Agreement”) with Fidelity Information Services, Inc., an Arkansas corporation, with offices located at 601 South Lake Destiny Drive, Maitland, Florida 32751 (“Fidelity”). While the Core Processing Agreement was signed on December 1, 2004, it is dated and effective as of November 1, 2004 (the “Effective Date”).

     The Company entered into the Core Processing Agreement primarily for purposes of processing the data of Rockland Trust Company (“Rockland Trust”), the Company’s wholly-owned bank subsidiary. The benefits of the Core Processing Agreement, however, are also expressly conferred on all of the Company’s other subsidiaries.

     Rockland Trust and Fidelity’s predecessor in interest ALLTEL Information Services, Inc., were parties to an On-Site Outsourcing Agreement dated as of October 18, 1999, which had been amended, in writing, eight times and which had a term that ended on May 31, 2005 (hereinafter collectively the “Prior Contract”). The Core Processing Agreement supersedes the Prior Contract, in its entirety, as of the Effective Date.

     The Company will receive the new pricing called for in the Core Processing Agreement as of the Effective Date. The Core Processing Agreement commences on the Effective Date and ends May 31, 2010, unless earlier terminated in accordance with the provisions of the Core Processing Agreement. During the period between June 1, 2008 and September 1, 2008 the Company has the option to extend the Term of the Core Processing Agreement for an additional five (5)-year period, i.e., until May 31, 2015 on terms and conditions set forth in the Core Processing Agreement.

     Fidelity will provide data processing services, a license to use Fidelity base data processing software products and licenses for other, additional Fidelity software (the “Fidelity Software”), third-party interfaces to and from the Fidelity Software, and Fidelity resources to the Company pursuant to the Core Processing Agreement. The services provided by Fidelity to the Company pursuant to the Core Processing Agreement generally include, but are not limited to, the general management of the Company’s data processing, installation and enhancement of Fidelity Software, operation of Fidelity Software and software developed by third parties, programming, furnishing, maintaining and operating computer equipment, providing information in various media forms, and the implementation though Fidelity of Automated Teller Machine/Electronic Funds Transfer Processing, Electronic Bill Payment, and eDelivery Services (hereinafter collectively referred to as the “Services”). Fidelity also grants a license for Fidelity Software to the Company in the Core Processing Agreement. The Services, third-party interfaces and Fidelity resources provided, Fidelity Software products licensed, and the applicable fees and charges, are described in more detail in the Core Processing Agreement.

     A copy of the December 3, 2004 Press Release jointly issued by the Company and Fidelity to announce the signing of the Core Processing Agreement is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: December 3, 2004	BY:	/s/ Edward H. Seksay

EDWARD H. SEKSAY GENERAL COUNSEL